UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2010

HORIZON FINANCIAL CORP.
(Exact name of registrant as specified in its charter)

Washington	0-27062	91-1695422
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

c/o Thomas A. Sterken Keller Rohrback L.L.P. Registered Agent of Horizon Financial Corp. 1201 Third Avenue, Suite 3200 Seattle, Washington		98101
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number (including area code): (206) 224-7585

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

G Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

G Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

G Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

G Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.03 Bankruptcy or Receivership

On Friday, January 8, 2010, Horizon Bank (the “Bank”), the wholly-owned subsidiary and principal asset of Horizon Financial Corp. (the “Company”), was closed by the State of Washington, Department of Financial Institutions, Division of Banks (the “DFI”) and the Federal Deposit Insurance Corporation (the “FDIC”) was appointed as receiver of the Bank.

In connection with the closure of Horizon Bank, the FDIC issued a press release, dated January 8, 2010, announcing the following:

•
The FDIC entered into a purchase and assumption agreement with Washington Federal Savings and Loan Association, Seattle, Washington (“Washington Federal”), to assume all of the deposits of Horizon Bank.

•
Horizon Bank’s 18 full service offices will reopen on January 9, 2010, as branches of Washington Federal.  Depositors of Horizon Bank will automatically become depositors of Washington Federal. Deposits will continue to be insured by the FDIC, up to the applicable limits established by law.

•	In addition to assuming Horizon Bank’s deposits, Washington Federal agreed to purchase essentially all of the assets of Horizon Bank.

•
Customers who have questions about the foregoing matters, or who would like more information about the closure of Horizon Bank, can visit the FDIC’s Internet website located at http://www.fdic.gov/bank/individual/failed/horizon-wa.html , or call the FDIC toll-free at 1-800-430-6165.

A complete copy of the FDIC’s press release can be found on the Internet at http://www.fdic.gov/news/news/press/2010/pr10004.html ..

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On January 8, 2010, immediately following the closure of the Bank, all of its directors resigned from the board of directors of Horizon Bank: Robert C. Diehl, V. Lawrence Evans, Gary E. Goodman, Richard P. Jacobson, Robert C. Tauscher, and James A. Strengholt. In addition, Mr. Richard P. Jacobson resigned as President and Chief Executive Officer and from the Board of Directors of Horizon Financial Corp., and Mr. V. Lawrence Evans, Chairman of the Board, agreed to serve as President and Chief Executive Officer of the Company, replacing Mr. Jacobson in that role. Mr. Evans will serve without an employment contract and without compensation.

Item 8.01 Other Events

The Company’s shares of Horizon Bank were its principal asset. The Company does not expect to receive anything from FDIC or the purchaser of the Bank, for the Company’s interest in the Bank. Accordingly, as a result of the Company’s current financial condition, the board of directors of the Company has retained special counsel to evaluate the Company’s options for winding down the affairs of the Company. The alternatives under consideration include the dissolution and winding up of the Company by its board of directors, pursuant to the Washington Business Corporation Act, or filing a voluntary petition seeking relief under Chapter 7 of Title 11 of the United States Code.

A copy of the Company’s press release regarding the foregoing event is filed as Exhibit 99.1 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

The following exhibit is being filed herewith and this list shall constitute the exhibit index.

99.1	Press release dated January 8, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HORIZON FINANCIAL CORP.

Date: January 8, 2010	By:	/s/ V. Lawrence Evans
V. Lawrence Evans
Chief Executive Officer and President

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